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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated August 5, 1999, except as to the information presented in
Note 13, for which the date is December 22, 1999, relating to the consolidated financial statements and financial statement schedule of Embedded Support Tools Corporation, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such prospectus.

PricewaterhouseCoopers LLP

Boston, Massachusetts
December 22, 1999